Exhibit 99.1
ADM Reports Third Quarter Earnings per Share of $0.93,
$0.97 on an Adjusted Basis

•Q3 net earnings of $526 million; adjusted net earnings of $548 million
•Segment operating profit of $1.0B
•Adjusted EPS up 9% despite higher effective tax rate
•Continued momentum, on track for strong Q4

CHICAGO, October 26, 2021—ADM (NYSE: ADM) today reported financial results for the quarter ended September 30, 2021.

“Agile execution across our tightly integrated supply chain amid an environment of strong demand and robust crush margins, and continued impressive growth in Nutrition, drove our eighth consecutive quarter of year-over-year adjusted operating profit growth,” said Chairman and CEO Juan Luciano.

“Our team’s great ability to leverage the favorable operating environment, and the consistent implementation of our strategic plan, have put ADM on track for a strong fourth quarter culminating in a second consecutive year of record earnings per share. And as we look ahead, we remain optimistic in sustainable earnings growth in the medium term as we continue to execute our strategy, including the dynamic positioning of our business portfolio.”

ADM has made a series of strategic growth and portfolio announcements in recent months, including significantly enhancing its growing pet business with a 75% ownership stake in PetDine, and continuing to advance its evolution to higher-value sustainable solutions in Carbohydrate Solutions with the sale of the Peoria ethanol complex; an MoU with Gevo, Inc. for the production of sustainable aviation fuel; and an agreement with LG Chem to explore U.S.-based production of plant-based biosolutions.

Third Quarter 2021 Highlights

(Amounts in millions except per share amounts)	2021	2020
Earnings per share (as reported)	$0.93	$0.40
Adjusted earnings per share[1]	$0.97	$0.89

Segment operating profit	$1,000	$904
Adjusted segment operating profit (loss)[1]	$1,002	$849
Ag Services and Oilseeds	618	436
Carbohydrate Solutions	213	246
Nutrition	176	147
Other Business	(5)	20

•Q3 2021 EPS as reported of $0.93 includes a $0.05 per share charge related to debt extinguishment, a $0.01 per share charge related to restructuring and settlement, a $0.01 per share gain related to the mark-to-market adjustment on the Wilmar exchangeable bond, and a $0.01 per share tax benefit related to certain discrete items. Adjusted EPS, which excludes these items, was $0.97.1

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.
                                                            1

Quarterly Results of Operations

Ag Services & Oilseeds delivered substantially higher results versus the third quarter of 2020.

•Ag Services executed well in a challenging environment, including a rapid return to operation after Hurricane Ida. Overall results were significantly lower versus the prior-year quarter, driven by approximately $50 million in net negative timing effects that should reverse in coming quarters; a $54 million insurance settlement recorded in the prior-year period; and lower export volumes caused by Hurricane Ida. Global Trade continued its strong performance.

•Crushing had substantially higher year-over-year results. The team executed well, delivering stronger margins in a dynamic environment that included strong demand for vegetable oil to support our existing food customers as well as increasing production of renewable diesel. Results were also driven by approximately $70 million in net positive timing effects in the quarter.

•Refined Products and Other results were significantly higher than the prior-year period, driven by positive timing effects of approximately $80 million that are expected to reverse in future quarters, along with strong execution in EMEA and NA biodiesel and strong refining premiums due to demand for renewable diesel and foodservice recovery in North America.

•Equity earnings from Wilmar were lower versus the third quarter of 2020.

Carbohydrate Solutions results were lower year over year.

•Starches and Sweeteners, including ethanol production from our wet mills, managed through dynamic market conditions, optimizing mix between sweeteners and ethanol production through the quarter. Year-over-year results were significantly lower primarily due to higher input costs.

•Vantage Corn Processors results were much higher versus the third quarter of 2020, supported by the resumption of production at our two dry mills and improved fuel ethanol margins, particularly late in the quarter.

Nutrition delivered another strong performance, with revenue growth of 17% helping drive 20% higher year-over-year operating profits.

•Human Nutrition delivered 9% higher profits. Higher volume and improved product mix, with particular strength in beverage, drove strong Flavors results in EMEA and North America, partially offset by lower results in APAC. Specialty Ingredients continued to benefit from strong demand for alternative proteins, offset by some higher costs. Health & Wellness results were higher on robust sales growth in bioactives and fiber.

•Animal Nutrition profits were nearly double the year-ago period, driven primarily by strength in amino acids as well as feed additives and ingredients, partially offset by higher costs in LATAM and slower demand recovery in APAC.

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Other Business results were substantially lower than the prior-year period, driven primarily by captive insurance underwriting losses, most of which were offset by corresponding recoveries in other business segments.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

In Corporate results, interest expense decreased year over year on lower interest rates and the favorable liability management actions taken in the prior year. Unallocated corporate costs were higher year over year due primarily to higher IT operating and project-related costs and transfers of costs from business segments into the centralized centers of excellence in supply chain and operations. Corporate results also included debt extinguishment charges of $36 million ($0.05 per share) and a gain related to the mark-to-market adjustment on the Wilmar exchangeable bond of $7 million ($0.01 per share).

The effective tax rate for the quarter was 18 percent compared to a benefit of 13 percent in the prior year. The low rate in the prior-year quarter included the effects of the significant early debt retirement, the sale of a portion of the Company’s shares in Wilmar, and changes in the forecasted geographic mix of pretax earnings on the 2020 annual effective tax rate in that period.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q3 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on October 26, 2021, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

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About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Vikram Luthar
312-634-8484	312-634-8119

Financial Tables Follow

Source: Corporate Release
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Nine months ended
	September 30			September 30
(In millions)	2021	2020	Change	2021	2020	Change

Segment Operating Profit	$1,000	$904	$96	$3,250	$2,316	$934
Specified items:
(Gains) losses on sales of assets and businesses	—	(57)	57	(22)	(80)	58
Impairment, restructuring, and settlement charges	2	2	—	133	60	73
Adjusted Segment Operating Profit	$1,002	$849	$153	$3,361	$2,296	$1,065

Ag Services and Oilseeds	$618	$436	$182	$1,965	$1,271	$694
Ag Services	36	147	(111)	435	482	(47)
Crushing	280	66	214	812	249	563
Refined Products and Other	236	127	109	467	286	181
Wilmar	66	96	(30)	251	254	(3)

Carbohydrate Solutions	$213	$246	$(33)	$855	$509	$346
Starches and Sweeteners	178	257	(79)	706	533	173
Vantage Corn Processors	35	(11)	46	149	(24)	173

Nutrition	$176	$147	$29	$531	$447	$84
Human Nutrition	139	128	11	429	372	57
Animal Nutrition	37	19	18	102	75	27

Other Business	$(5)	$20	$(25)	$10	$69	$(59)

Segment Operating Profit	$1,000	$904	$96	$3,250	$2,316	$934

Corporate Results	$(347)	$(704)	$357	$(948)	$(1,189)	$241

Interest expense - net	(66)	(83)	17	(200)	(246)	46
Unallocated corporate costs	(231)	(196)	(35)	(681)	(579)	(102)
Other	(17)	(8)	(9)	42	(25)	67
Specified items:
LIFO credit (charge)	—	—	—	—	91	(91)
Debt extinguishment charges	(36)	(396)	360	(36)	(410)	374
Expenses related to acquisitions	(3)	—	(3)	(3)	—	(3)
Gain (loss) on debt conversion option	7	(15)	22	17	(15)	32
Impairment, restructuring, and settlement charges	(1)	(6)	5	(87)	(5)	(82)
Earnings Before Income Taxes	$653	$200	$453	$2,302	$1,127	$1,175

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
                                                            5

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
	(in millions, except per share amounts)

Revenues	$20,340	$15,126	$62,159	$46,377
Cost of products sold (1)	19,014	14,084	57,822	43,276
Gross profit	1,326	1,042	4,337	3,101
Selling, general, and administrative expenses (2)	720	636	2,208	1,938
Asset impairment, exit, and restructuring costs (3)	2	4	84	61
Equity in (earnings) losses of unconsolidated affiliates	(110)	(160)	(398)	(403)
Investment income	(20)	(20)	(83)	(94)
Interest expense (4)	61	100	188	270
Other (income) expense - net (5,6,7,8)	20	282	36	202
Earnings before income taxes	653	200	2,302	1,127
Income tax expense (benefit) (9)	120	(26)	364	38
Net earnings including noncontrolling interests	533	226	1,938	1,089

Less: Net earnings (losses) attributable to noncontrolling interests	7	1	11	4
Net earnings attributable to ADM	$526	$225	$1,927	$1,085

Diluted earnings per common share	$0.93	$0.40	$3.41	$1.93

Average diluted shares outstanding	566	562	566	563

(1) Includes a charge related to an inventory writedown of $13 million in the current YTD, and a credit related to changes in the Company’s LIFO reserves of $91 million in the prior YTD.

(2) Includes a charge related to a legal settlement of $38 million in the current YTD and $4 million in the prior quarter and YTD. Also includes acquisition-related expenses of $3 million in the current quarter and YTD.

(3) Includes charges related to restructuring of $2 million and impairment and restructuring of $84 million in the current quarter and YTD, respectively, and impairment and restructuring of $4 million and $61 million in the prior quarter and YTD, respectively.

(4) Includes (gains) losses related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $(7) million and $(17) million in the current quarter and YTD, respectively, and $15 million in the prior quarter and YTD.

(5) Includes YTD gains related to the sale of certain assets of $22 million, and prior quarter and YTD gains related to the sale of Wilmar shares and certain other assets of $57 million and $80 million, respectively.

(6) Includes exit costs of $2 million in the current YTD.

(7) Includes a settlement charge related to pension liabilities of $1 million and $83 million in the current quarter and YTD, respectively.

(8) Includes a loss on debt extinguishment of $36 million in the current quarter and YTD primarily related to the early redemption of the $500 million 2.75% notes due in 2025. Includes early debt repayment expenses of $396 million and $410 million in the prior quarter and YTD, respectively.

(9) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $(13) million and $(62) million in the current quarter and YTD, respectively, and $(88) million and $(69) million in the prior quarter and YTD, respectively.

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Summary of Financial Condition
(unaudited)

	September 30, 2021	September 30, 2020
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$1,083	$948
Operating working capital (b)	10,396	8,122
Property, plant, and equipment	9,848	9,816
Investments in and advances to affiliates	5,148	4,771
Goodwill and other intangibles	5,705	5,275
Other non-current assets	2,307	2,167
Net current assets held for sale	130	—
	$34,617	$31,099
Financed By
Short-term debt (a)	$314	$209
Long-term debt, including current maturities (a)	8,620	7,924
Deferred liabilities	3,468	3,540
Temporary equity	225	85
Shareholders’ equity	21,990	19,341
	$34,617	$31,099

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current maturities of long-term debt).

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Summary of Cash Flows
(unaudited)

	Nine months ended
	September 30
	2021	2020
	(in millions)
Operating Activities
Net earnings	$1,938	$1,089
Depreciation and amortization	739	727
Asset impairment charges	54	50
(Gains) losses on sales/revaluation of assets	(95)	(132)
Other - net	454	561
Change in deferred consideration in securitized receivables(a)	—	(4,603)
Other changes in operating assets and liabilities	2,763	792
Total Operating Activities	5,853	(1,516)

Investing Activities
Purchases of property, plant and equipment	(714)	(558)
Net assets of businesses acquired	(501)	(3)
Proceeds from sale of business/assets	73	708
Investments in retained interest in securitized receivables(a)	—	(2,121)
Proceeds from retained interest in securitized receivables(a)	—	6,724
Marketable securities - net	1	(1)
Investments in and advances to affiliates	(7)	(5)
Other investing activities	(139)	(16)
Total Investing Activities	(1,287)	4,728

Financing Activities
Long-term debt borrowings	1,330	1,790
Long-term debt payments	(533)	(2,032)
Net borrowings (payments) under lines of credit	(1,726)	(993)
Share repurchases	—	(117)
Cash dividends	(626)	(607)
Other	1	16
Total Financing Activities	(1,554)	(1,943)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	3,012	1,269
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	4,646	2,990
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$7,658	$4,259

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.
                                                            8

Segment Operating Analysis
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,509	8,970	26,247	27,236
Corn	5,051	4,084	13,743	13,717
Total processed volumes	13,560	13,054	39,990	40,953

	Quarter ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
	(in millions)
Revenues
Ag Services and Oilseeds	$15,689	$11,527	$48,967	$35,347
Carbohydrate Solutions	2,866	2,064	7,909	6,394
Nutrition	1,697	1,451	4,993	4,359
Other Business	88	84	290	277
Total revenues	$20,340	$15,126	$62,159	$46,377

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30				Nine months ended September 30
	2021		2020		2021		2020
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$526	$0.93	$225	$0.40	$1,927	$3.41	$1,085	$1.93
Adjustments:
LIFO charge (credit) (a)	—	—	—	—	—	—	(69)	(0.12)
Losses (gains) on sales of assets and businesses (b)	—	—	(54)	(0.10)	(17)	(0.03)	(72)	(0.13)
Impairment, restructuring, and settlement charges (c)	3	0.01	5	0.01	167	0.30	49	0.09
Expenses related to acquisitions (d)	2	—	—	—	2	—	—	—
Debt extinguishment charges (e)	27	0.05	300	0.53	27	0.05	311	0.55
Loss (gain) on debt conversion option (f)	(7)	(0.01)	15	0.03	(17)	(0.03)	15	0.03
Tax adjustment (g)	(3)	(0.01)	8	0.02	(4)	(0.01)	16	0.03
Sub-total adjustments	22	0.04	274	0.49	158	0.28	250	0.45
Adjusted net earnings and adjusted EPS	$548	$0.97	$499	$0.89	$2,085	$3.69	$1,335	$2.38

(a)Prior YTD changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate.
(b)Current YTD gains of $22 million pretax ($17 million after tax) were related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD gains of $57 million pretax ($54 million after tax) and $80 million pretax ($72 million after tax), respectively, were primarily related to the sale of Wilmar shares and certain other assets, tax effected using the applicable tax rates.
(c)Current quarter charges of $3 million pretax ($3 million after tax) were related to restructuring and pension settlement, tax effected using the applicable tax rates. Current YTD charges of $220 million pretax ($167 million after tax) were related to the impairment of certain assets, restructuring, and legal and pension settlements, tax effected using the applicable tax rates. Prior quarter and YTD charges of $8 million and $65 million pretax, respectively ($5 million and $49 million after tax, respectively), were related to the impairment of certain assets, restructuring, and a settlement, tax effected using the applicable tax rates.
(d)Current quarter and YTD expenses of $3 million pretax ($2 million after tax) were related to the Balto acquisition.
(e)Current quarter and YTD debt extinguishment charges of $36 million pretax ($27 million after tax) were related to the early redemption of notes, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD debt extinguishment charges of $396 million pretax ($300 million after tax) and $410 million pretax ($311 million after tax), respectively, were related to the early repurchase of certain of the Company’s debentures, tax effected using the Company’s U.S. income tax rate.
(f)Loss (gain) on debt conversion option of $(7) million and $(17) million pretax ($(7) million and $(17) million after tax) in the current quarter and YTD, respectively, and $15 million pretax ($15 million after tax) in the prior quarter and YTD, was related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(g)Tax adjustment totaling $(3) million and $(4) million in the current quarter and YTD, respectively, and $8 million and $16 million in the prior quarter and YTD, respectively, was related to certain discrete items.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	Sep. 30, 2021	Sep. 30, 2021

Net earnings attributable to ADM	$687	$689	$712	$526	$2,614
Adjustments:
Interest expense	69	87	40	61	257
Other adjustments	1	99	95	39	234
Total adjustments	70	186	135	100	491
Tax on adjustments	(22)	(45)	(32)	(24)	(123)
Net adjustments	48	141	103	76	368
Total Adjusted ROIC Earnings	$735	$830	$815	$602	$2,982

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	Sep. 30, 2021	Quarter Average

Equity (1)	$20,000	$20,841	$21,582	$21,969	$21,098
+ Interest-bearing liabilities (2)	9,937	11,208	9,729	8,941	9,954
Other adjustments	(5)	74	72	29	43
Total Adjusted Invested Capital	$29,932	$32,123	$31,383	$30,939	$31,095

Adjusted Return on Invested Capital					9.6%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended September 30, 2021.

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	Sep. 30, 2021	Sep. 30, 2021
			(in millions)
Earnings before income taxes	$756	$824	$825	$653	$3,058
Interest expense	69	87	40	61	257
Depreciation and amortization	249	249	243	247	988
Losses (gains) on sales of assets and businesses	(10)	—	(22)	—	(32)
Asset impairment, exit, restructuring, and settlement charges	27	99	118	3	247
Railroad maintenance expense	37	—	3	31	71
Debt extinguishment charges	(1)	—	—	36	35
Expenses related to acquisitions	4	—	—	3	7
Adjusted EBITDA	$1,131	$1,259	$1,207	$1,034	$4,631

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	Sep. 30, 2021	Sep. 30, 2021
			(in millions)
Ag Services and Oilseeds	$926	$871	$661	$711	$3,169
Carbohydrate Solutions	284	342	467	297	1,390
Nutrition	185	209	253	230	877
Other Business	(14)	11	7	(3)	1
Corporate	(250)	(174)	(181)	(201)	(806)
Adjusted EBITDA	$1,131	$1,259	$1,207	$1,034	$4,631

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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